Chanticleer Holdings Reports Operating Results for

Third Quarter Ended September 30, 2017

CHARLOTTE, NC – November 13, 2017 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the third quarter ended September 30, 2017.

Financial Highlights of the Third Quarter

●	Revenue decreased 2.3% to $10.7 million from $11.0 million from Q2 16

●	Cost of sales as a percentage of restaurant sales was 34.4%, compared to 33.1% in the comparable quarter last year, on higher beef, chicken and distribution costs which are expected to moderate in future periods.

●	General and administrative expenses as a percentage of total revenue improved to 8.9% from 12.3% in the comparable quarter last year

● G&A levels have been reduced by 50% over the past 2 years as a result of integration and efficiency initiatives -Q3 17 is first quarterly period below target of 10%.

●	Operating loss from continuing operations was $1.4 million ($0.6 million excluding non-cash asset impairment charges) compared to $0.5 million in the comparable quarter last year.

●	Net loss attributable to Common Shareholders was $1.6 million, ($0.63) per share, compared to $0.9 million, ($0.41) per share in the comparable quarter last year.

●	Restaurant EBITDA was $0.9 million compared to $1.4 million for the comparable quarter of last year.

●	Adjusted EBITDA was $58 thousand compared to $183 thousand in the comparable quarter last year.

●	Through October, the Company has opened 4 new Little Big Burger locations and 1 new BGR location and expects to open 2 to 3 per quarter each of the next four quarters. The Company also closed 3 underperforming locations in Q3 which resulted in non-cash impairment charges and are expected to contribute to improved operating performance in future periods.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “We are continuing to accelerate growth of our Little Big Burger Concept. Our new locations are generating above average unit economics and outperforming our expectations. We have just started the growth phase for Little Big Burger and have a robust pipeline of locations to support future growth. We currently expect to open 8-12 new stores annually going forward, with upside to those expectations as new franchisee partners come on line.

“Chanticleer is in process of evolving and narrowing its strategic focus and allocation of resources to the domestic better burger segment where we generate the highest margins and rates of return. As we increase focus on the domestic burger business, we are also evaluating the potential sale of our domestic non-burger and international operations which would streamline the Company’s operations and significantly increase operating margins going forward.

To better reflect the increasing focus on Little Big Burger and the domestic better burger market, effective November 14, 2017, the common shares of Chanticleer Holdings will begin to trade on the NASDAQ Capital Market under the new ticker symbol “BURG”.

Conference Call

The Company will host a webcast and conference call on Monday, November 13, 2017 at 4:30 p.m. ET.

To access the call, dial (888) 289-0438 approximately five minutes prior to the scheduled start time. International callers please dial (323)-794-2423. To access the webcast, including the quarterly slide presentation, log in to the following participate link http://public.viavid.com/index.php?id=127210.

A replay of the teleconference will be available until December 13, 2017 and may be accessed by dialing (844) 512-2921. International callers may dial (412) 317-6671. Callers should use conference PIN: 4153759.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction and severance related expenses, change in fair value of derivative liability and other income and expenses.

In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Quarterly Report on Form 10-Q to be filed with the SEC on or about November 13, 2017, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), owns, operates and franchises fast casual and full service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt, Chairman/CEO

Phone: 704.366.5122 x 1

ir@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$295,462	$268,575
Restricted cash	250,861	-
Accounts and other receivables	275,205	524,481
Inventories	463,866	539,550
Prepaid expenses and other current assets	333,593	461,074
Assets held for sale, net	725,644	-
TOTAL CURRENT ASSETS	2,344,631	1,793,680
Property and equipment, net	9,006,200	11,513,693
Goodwill	12,603,545	12,405,770
Intangible assets, net	6,310,949	6,530,243
Investments	800,000	800,000
Deposits and other assets	499,264	442,737
TOTAL ASSETS	$31,564,589	$33,486,123

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,384,918	$5,553,068
Current maturities of long-term debt and notes payable	771,032	6,171,649
Current maturities of capital leases payable	4,210	18,449
Due to related parties	194,350	194,350
Deferred rent	89,571	173,775
TOTAL CURRENT LIABILITIES	6,444,081	12,111,291
Long-term debt, less current portion, net of discount and deferred financing costs of $1,466,739 and $0, respectively	5,142,343	287,445
Convertible notes payable, net of debt discount (premium) of ($14,704) and $46,936, respectively	3,214,704	3,678,064
Redeemable preferred stock: no par value, 62,876 and 19,050 shares issued and outstanding, net of discount of $226,089 and $0, respectively	631,433	257,175
Deferred rent	2,006,715	1,961,751
Deferred tax liabilities	1,591,284	1,485,554
TOTAL LIABILITIES	19,030,560	19,781,280
Commitments and contingencies
Common stock subject to repurchase obligation; 0 and 56,290 shares issued and outstanding, respectively	-	349,000
Stockholders' equity:
Preferred stock: no par value; authorized 5,000,000 shares; 62,876 and 19,050 issued issued and outstanding, respectively	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 2,514,157 and 2,139,424 shares, respectively	251	213
Additional paid in capital	59,506,252	55,926,196
Accumulated other comprehensive loss	(934,703)	(1,155,658)
Accumulated deficit	(46,942,691)	(42,206,325)
Total Chanticleer Holdings, Inc, Stockholder's Equity	11,629,109	12,564,426
Non-Controlling Interests	904,920	791,417
TOTAL STOCKHOLDERS' EQUITY	12,534,029	13,355,843
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$31,564,589	$33,486,123

See accompanying notes to unaudited condensed consolidated financial statements

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenue:
Restaurant sales, net	$10,479,275	$10,737,961	$30,657,215	$31,068,281
Gaming income, net	115,268	118,136	328,855	315,647
Management fee income	24,999	25,000	74,982	75,000
Franchise income	105,823	95,542	289,626	381,481
Total revenue	10,725,365	10,976,639	31,350,678	31,840,409
Expenses:
Restaurant cost of sales	3,605,212	3,553,684	10,376,160	10,248,770
Restaurant operating expenses	6,119,561	5,888,509	17,649,532	17,140,692
Restaurant pre-opening and closing expenses	34,349	110,432	139,545	117,987
General and administrative expenses	952,959	1,351,112	3,413,001	4,400,826
Asset impairment charge	838,928	-	1,472,890	-
Depreciation and amortization	572,798	590,433	1,768,837	1,738,815
Total expenses	12,123,807	11,494,170	34,819,965	33,647,090
Operating loss from continuing operations	(1,398,442)	(517,531)	(3,469,287)	(1,806,681)
Other (expense) income
Interest expense	(309,538)	(453,150)	(1,218,379)	(1,704,556)
Change in fair value of derivative liabilities	-	102,507	-	1,231,608
Gain (loss) on debt refinancing	-	-	(95,310)	-
Other income (expense)	37,839	32,357	50,050	12,388
Total other expense	(271,699)	(318,286)	(1,263,639)	(460,560)
Loss from continuing operations before income taxes	(1,670,141)	(835,817)	(4,732,926)	(2,267,241)
Income tax expense	(56,070)	(52,474)	(169,398)	(137,867)
Loss from continuing operations	(1,726,211)	(888,291)	(4,902,324)	(2,405,108)
Discontinued operations
Loss from discontinued operations, net of tax	-	(68,718)	-	(1,304,627)
Loss on write down of net assets	-	-	-	(3,876,161)
Consolidated net loss	(1,726,211)	(957,009)	(4,902,324)	(7,585,896)
Less: Net loss attributable to non-controlling interest of continuing operations	168,772	39,248	245,943	53,612
Less: Net loss attributable to non-controlling interest of discontinued operations	-	13,744	-	260,925
Net loss attributable to Chanticleer Holdings, Inc.	$(1,557,439)	$(904,017)	$(4,656,381)	$(7,271,359)
	-	-
Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(1,557,439)	$(849,043)	$(4,656,381)	$(2,351,497)
Loss from discontinued operations	-	(54,974)	-	(4,919,862)
Net loss attributable to Chanticleer Holdings, Inc.	$(1,557,439)	$(904,017)	$(4,656,381)	$(7,271,359)
Dividends on redeemable preferred stock	(28,219)	-	(79,988)	-
Net loss attributable to common shareholders of Chanticleer Holdings, Inc.	$(1,585,658)	$(904,017)	$(4,736,369)	$(7,271,359)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.63)	$(0.41)	$(2.10)	$(3.37)
Continuing operations attributable to common stockholders, basic and diluted	$(0.63)	$(0.39)	$(2.10)	$(1.09)
Discontinued operations attributable to common stockholders, basic and diluted	$-	$(0.02)	$-	$(2.28)
Weighted average shares outstanding, basic and diluted	2,501,534	2,195,715	2,258,013	2,160,703

See accompanying notes to unaudited condensed consolidated financial statements

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30, 2017	September 30, 2016
Cash flows from operating activities:
Net loss	$(4,902,324)	$(7,585,896)
Net loss from discontinued operations	-	5,180,788
Net loss from continuing operations	(4,902,324)	(2,405,108)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	1,768,837	1,738,815
Asset impairment charge	1,472,890	-
Loss on debt refinancing	95,310	-
Common stock and warrants issued for services	217,816	24,510
Common stock and warrants issued for interest	-	349,000
Amortization of debt discount	501,126	925,806
Change in assets and liabilities:
Accounts and other receivables	249,255	(34,820)
Prepaid and other assets	50,667	153,895
Inventory	23,872	55,173
Accounts payable and accrued liabilities	320,135	501,078
Change in amounts payable to related parties	-	196,600
Derivative liabilities	-	(1,231,608)
Deferred income taxes	105,729	96,318
Deferred rent	109,219	(290,530)
Net cash provided by (used in) operating activities from continuing operations	12,532	79,129
Net cash used in operating activities from discontinued operations	-	(75,000)
Net cash provided by (used in) operating activities	12,532	4,129

Cash flows from investing activities:
Purchase of property and equipment	(1,323,066)	(708,214)
Cash paid for acquisitions, net of cash acquired	-	(72,215)
Proceeds from sale of investments	-	8,902
Net cash used in investing activities from continuing operations	(1,323,066)	(771,527)

Cash flows from financing activities:
Proceeds from sale of preferred stock	591,651	-
Payments related to sale of preferred stock	(243,480)	-
Loan proceeds	6,594,535	125,000
Payment of deferred financing costs	(293,294)
Loan repayments	(5,706,774)	(340,582)
Proceeds from convertible debt	-
Capital lease payments	(20,916)	(32,897)
Contribution of non-controlling interest	675,000	796,911
Net cash provided by (used in) financing activities from continuing operations	1,596,722	548,432
Effect of exchange rate changes on cash	(8,440)	(14,693)
Net increase (decrease) in cash and restricted cash	277,748	(233,659)
Cash and restricted cash, beginning of period	268,575	1,224,415
Cash and restricted cash, end of period	$546,323	$990,756

See accompanying notes to unaudited condensed consolidated financial statements

Chanticleer Holdings, Inc. and Subsidiaries

Reconcilation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Consolidated net loss	$(1,726,211)	$(888,291)	$(4,902,324)	$(2,405,108)
Interest expense	309,538	453,150	1,218,379	1,704,556
Income tax	56,070	52,474	169,398	137,867
Depreciation and amortization	572,798	590,433	1,768,837	1,738,815
EBITDA	$(787,805)	$207,767	$(1,745,709)	$1,176,130
Restaurant pre-opening and closing expenses	34,349	110,432	139,545	117,987
Change in fair value of derivative liabilities	-	(102,507)	-	(1,231,608)
(Gain) loss on debt refinancing	-	-	95,310	-
Asset impairment charge	838,928	-	1,472,890	-
Transaction and severence related expenses	10,000	-	92,750	98,399
Other income (expense)	(37,839)	(32,357)	(50,050)	(12,388)
Adjusted EBITDA	$57,634	$183,334	$4,737	$148,520
General and administrative expenses	942,959	1,351,112	3,340,251	4,302,427
Franchise revenues	(105,823)	(95,542)	(289,626)	(381,481)
Management fee revenue	(24,999)	(25,000)	(74,982)	(75,000)
Restaurant EBITDA	$869,771	$1,413,905	$2,980,380	$3,994,466